Exhibit 16.1

November 1, 2022 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, N.E. Washington D.C. 20549-2000 Re: Akso Health Group CIK#: 0001702318

We have received a copy of, and are in agreement with, the statements being made as it pertains to our firm by Akso Health Group (the “Registrant”) in its Form 6-K dated November 1, 2022.

We have no basis to agree or disagree with any other statements of the Registrant contained in the Form 6-K.

Sincerely,

/s/ Wei, Wei & Co., LLP

Wei, Wei & Co., LLP

1